Exhibit 10.33

*	Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

EIGHTH ADDENDUM AND AMENDMENT TO SUPPORT SERVICES AGREEMENT

This EIGHTH ADDENDUM AND AMENDMENT TO SUPPORT SERVICES AGREEMENTS, by and among PEAK6 Group LLC (formerly known as PEAK6 Investments, L.P.) (“Providing Party”), Apex Clearing Holdings LLC (“ACH”) and Apex Clearing Corporation (“Apex”) is made and entered into as of November 24, 2020 (this “Addendum”).

WHEREAS, on June 5, 2012, Providing Party and ACH entered into that certain Support Services Agreement (the “Original Agreement”); and

WHEREAS, on December 1, 2012, ACH, Providing Party and Apex entered into an Addendum and Amendment to add Apex as a party to the Original Agreement; and

WHEREAS, on September 28, 2018, PEAK6 Investments L.P. was converted to the Delaware limited liability company PEAK6 Group LLC, which shall replace PEAK6 Investments L.P. as the Providing Party hereinafter;

WHEREAS, ACH, Providing Party and Apex desire to enter into this Addendum to specify responsibilities required by Apex for Apex to continue to receive certain pricing services from the Providing Party.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1. Use of Defined Terms. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the Original Agreement shall have such meanings when used in this Addendum. The term “Providing Party” shall now mean PEAK6 Group LLC.

ARTICLE II

AMENDMENTS

Section 2.1. Exhibit A Amendment. Upon execution of this Addendum, the following language shall be added to the end of Exhibit A of the Original Agreement:

“People and Shared Services Allocation. For the avoidance of doubt, the PEAK6 allocation methodology for all people and shares services charges to Recipients shall be based on total budget costs of people and third party costs allocated based upon expected usage by such Recipient for the year, which includes a five percent (5%) markup to account for changes to costs during the year. Periodically, a true-up to reflect actual costs is performed if deemed necessary.

ARTICLE III

MISCELLANEOUS

Section 3.1 References to the Original Agreement. Except for the amendments expressly set forth above, the Original Agreement is unmodified hereby. Reference to this specific Addendum need not be made in the Original Agreement, or any other instrument or document executed in connection therewith, or in any certificate, any reference in any of such items to the Original Agreement being sufficient to refer to the Original Agreement as amended hereby. This Addendum is expressly made a party of the Original Agreement.

Section 3.2 Amendments. This Addendum, including the costs and services set forth herein, may be amended, modified or supplemented at any time by mutual written agreement of the parties to this Addendum, which agreement may be via email between authorized officers of the parties hereto.

Section 3.3 Incorporation of Provisions. Sections 7 and 14 of the Original Agreement are incorporated by reference herein mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by its duly authorized representative with effect as of November 24, 2020.

PEAK6 GROUP LLC

By:	/s/ Jay Coppoletta
Name: Jay Coppoletta
Title: Chief Corporate and Development Officer

APEX CLEARING HOLDINGS LLC

By:	/s/ Jay Coppoletta
Name: Jay Coppoletta
Title: Manager

APEX CLEARING CORPORATION

By:	/s/ William Capuzzi
Name: William Capuzzi
Title: Chief Executive Officer